Exhibit 10.6

                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made September 17, 1997

B E T W E E N:

     Purchaser, Businessman, of the City of Vancouver in the Province of British Columbia (hereinafter called the "Owner")

                                                              OF THE FIRST PART,

- and -

     ON-LINE DISTRIBUTING INC., a corporation formed under the laws of British Columbia (hereinafter called the "Distributor")

                                                             OF THE SECOND PART.

     WHEREAS pursuant to an agreement (the "Asset Purchase Agreement") dated as of the date hereof between Owner and On-Line Film Services Inc. ("On-Line"), an affiliate of Distributor, Owner purchased all rights, title and interest in and to a computer software program commercially developed by or for On-Line and known as "MailCard" and Derivatives related thereto for the Field of Use in the Ownership Territory, as those terms are defined in the Asset Purchase Agreement, a detailed description of which program is attached hereto as Schedule "A" (all such purchased rights, title and interest in MailCard and all such Derivatives being referred to collectively herein as the "Product");

     AND WHEREAS Distributor wishes to purchase from time to time copies of the Product from Owner for the purpose of distributing same;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual representations and covenants herein, the parties agree as follows:

1.   DEFINITIONS

1.1  In this Agreement the following terms shall have the following meanings:

"Annual Minimum" means the following number of Copies for each particular calendar year specified below (each, a "Specified Year"), which numbers of Copies are based on the projected Average Sale Price of $17.46; provided, however, that the number of Copies constituting the Annual Minimum for a particular Specified Year will vary from the numbers set out below in inverse proportion to the ratio of (a) the actual Average


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Sale Price for that  Specified  Year, to (b) where the  Specified  Year is 1997,
$17.46, and for all other Specified Years the actual Average Sale Price for the immediately preceding year.

     (i)  for 1997, 2,939 Copies;

     (ii) for 1998, 10,218 Copies less 0.0252 multiplied by the number by which the number of Copies purchased by Distributor in 1997 exceeds the Annual Minimum for 1997; and

    (iii) for 1999 and each subsequent year until the year in which the Annual Minimum calculation equals zero, the Annual Minimum for the immediately preceding year less 0.0252 multiplied by the number by which the number of Copies purchased by Distributor in the immediately preceding year exceeds the Annual Minimum for that year.

"Average Sale Price" means the average price of Copies sold by Distributor in a calendar year, which is determined by dividing (a) total sales revenue (excluding all sales, use, ad valorem, excise and goods and services taxes) from sales of such Copies made during such calendar year by (b) the number of such Copies sold during such calendar year. For greater certainty, sales revenue shall refer to sales revenue as received by the Distributor, the Sub-Distributor or any sub-distributor which is related to, associated or affiliated with the Distributor or the Sub-Distributor, from any other sub-distributor (not related to or associated or affiliated with the Distributor or the SubDistributor) or End User, calculated without duplication.

"Bonds" means the Province of British Columbia bonds forming part of the Guarantee Collateral.

"Copies" shall mean floppy disc copies of the Product including packaging, printed enclosures and seals.

"Cost of Manufacturing" means the total of the prices charged by Manufacturers for the production and delivery of all the components of a Copy, including all sales, use, ad valorem, excise and goods and services taxes thereon.

"Cumulative Minimum" means the sum of:

(a) the aggregate of all the Annual Minimum numbers of Copies throughout the term of this Agreement; and

(b) 405,545 Copies, which number is based on the projected Average Sale Price of $17.46; this number will vary in inverse proportion to the ratio of:

     (i) the Weighted Average of all Average Sale Prices throughout the term of this Agreement to the time of calculation to;


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     (ii) $17.46,

and for the purpose of this definition the Weighted Average of all the Average Sale Prices will be determined at such time by ascertaining the sum of the following amounts for each calendar year or portion thereof (the "Calculation Period") completed before the time of calculation that is the amount obtained by multiplying the Average Sale. Price for the Calculation Period by the amount obtained by dividing the number of Copies sold in the Calculation Period by the sum of all Copies sold prior to the time of calculation.

"Distribution Territory" means the geographic area described in Exhibit "B" attached hereto.

"End Users" means purchasers of Copies for personal or commercial use by such purchasers.

"Guarantee" means the guarantee given on September 17, 1997 to Owner by On-Line of all of the financial obligations of Distributor hereunder with respect to payment of the Purchase Price (net of Cost of Manufacturing) of the Annual Minimum number of Copies, the Cumulative Minimum number of Copies and the Excess Copies (to the extent the Cumulative Minimum number of Copies have not been purchased), and of the Instalments, together with the Guarantee Collateral in respect thereof.

"Guarantee Collateral" means Province of British Columbia bonds in a form acceptable to the Owner in the face amount of $679,000, maturing on June 9, 2008, bearing interest at six percent (6%) per annum, held in accordance with the Security and any interest accrued thereon which has not otherwise been paid to On-Line in accordance with the terms of the Guarantee and the Security.

"Instalment" shall mean, with respect to each Instalment Date occurring in a particular year, except where otherwise specified herein, the amount equal to the product obtained by multiplying the Purchase Price (net of Cost of Manufacturing) for the previous calendar year by one half of the Annual Minimum in respect of the previous calendar year.

"Instalment Date" shall mean, with respect to each calendar year, the 8th day of June and December, as applicable.

"Manufacturer" means each third party sub-contractor engaged by Owner to produce and deliver all components of a Copy.

"Purchase Price" means the price per Copy in a calendar year to be paid by Distributor to Owner, consisting of the Cost of Manufacturing plus:

(a) until the Cumulative Minimum has been attained, $4.00 per Copy based on a projected Average Sale Price in that calendar year of $17.46; the $4.00 per Copy amount will vary in direct proportion to the ratio of (i) the actual Average Sale Price in each calendar year to (ii) $17.46; and


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(b)  after the Cumulative  Minimum has been attained,  $0.50 per Copy based on a projected Average Sale Price in that calendar year of $17.46; the $0.50 per Copy amount will vary in direct proportion to the ratio of (i) the actual Average Sale Price in such calendar year to (ii) $17.46.

"Security" shall have the same meaning as that term is defined in the Asset Purchase Agreement.

2.   APPOINTMENT OF DISTRIBUTOR

     Upon and subject to the terms and conditions of this agreement, Owner hereby appoints Distributor during the term of this Agreement as the sole and exclusive distributor of Copies within the Distribution Territory, and Distributor hereby accepts such appointment.

3.   DISTRIBUTOR'S RESPONSIBILITIES

     Distributor shall use its best efforts to (a) determine sales and marketing strategies for Copies, (b) develop and promote sales of, and maximize profits from, Copies, (c) secure appropriate distribution channels for the distribution of Copies in the Distribution Territory, (d) maintain commercial acceptability for Copies and write, update and maintain all user manuals, and (e) enter into the Sub-Distribution Agreement (as hereinafter defined) with On-Line. Distributor shall be responsible for preparing sales promotional materials in order to facilitate advertising of Copies. Distributor agrees to use all reasonable efforts to comply with all applicable laws (including, without limitation, laws relating to product packaging and labelling). Distributor represents, warrants and covenants with Owner that Distributor and the SubDistributor collectively have, and will continue to have, sufficient financial and other resources to fulfil its obligations hereunder.

4.   APPOINTMENT OF SUB-DISTRIBUTOR

     The parties hereto acknowledge and agree that Distributor will appoint On-Line as subdistributor (the "Sub-Distributor") of Copies pursuant to a sub-distribution agreement (the "SubDistribution Agreement") to be entered into between Distributor and On-Line. Distributor hereby agrees that the Sub-Distribution Agreement shall be subject to and will not conflict with the terms and conditions hereof, and that there shall be no material amendment to the SubDistribution Agreement without the prior written consent of Owner, which consent will not be unreasonably withheld.

5.   SALE AND DELIVERY OF COPIES

5.1 Distributor shall purchase from Owner and Owner shall sell to Distributor at the Purchase Price for distribution directly or indirectly to End Users each year the Annual Minimum number of Copies plus sufficient additional Copies so that, by the end of the term of this Agreement, Distributor shall have purchased from Owner and Owner shall have sold to Distributor not less than the Cumulative Minimum number of Copies. Distributor shall purchase from Owner and Owner shall sell to Distributor such additional Copies as Distributor may require from time to time for distribution to End Users.


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5.2 Unless  otherwise  agreed by Owner and  Distributor,  Owner shall cause each
Manufacturer engaged by Owner to deliver on a C. 0. D. basis as described in paragraph 6. 1 (b) all Copies or components thereof purchased hereunder by Distributor to Distributor at the offices of Distributor identified in section 19 hereof for the delivery of notices.

5.3 Owner hereby authorizes Distributor to deliver, for and on behalf of Owner, purchase orders on a C.O.D. basis to Manufacturers placing orders for components and elements relating to Copies to be purchased by Distributor hereunder, provided that Distributor is then able and willing to pay to such Manufacturer on a C. 0. D. basis as described in paragraph 6. 1 (b), the Cost of
Manufacturing portion of the Purchase Price therefor. Distributor shall forthwith deliver to Owner a copy of each such purchase order.

5.4 The Distributor acknowledges and agrees that all Manufacturers to be engaged by the Owner to produce all components of a Copy will not be located in British Columbia. Unless agreed to by the Owner, delivery of Copies will be made only to locations outside of British Columbia.

6.   TERMS OF PAYMENT OF PURCHASE PRICE

6.1 The consideration for all Copies purchased by Distributor from Owner in 1997 and in each subsequent calendar year shall be paid by Distributor in cash in an amount equal to:

     (a) the aggregate Purchase Price, net of the aggregate Cost of Manufacturing, as determined hereunder, which shall be paid to Owner within thirty (30) days after the end of 1997 and each such subsequent calendar year; and

     (b) the aggregate Cost of Manufacturing portion of the Purchase Price, which shall be paid by Distributor directly to Manufacturers on receipt by Distributor of copies of their respective invoices.

In the event that in any calendar year, Distributor orders more Copies than the Annual Minimum for that year (herein called the "Excess Copies"), Distributor shall, until such time as the Cumulative Minimum number of Copies shall have been purchased, pay for that portion of the Purchase Price due under section 6.1(a) for such Excess Copies (the "Excess Copies Price") within thirty days after the end of the year by a combination of:

i) delivery to the Owner of a written irrevocable direction in the form attached as Schedule C hereto (the "Direction") from On-Line authorizing the Owner to apply towards payment of the Excess Copies Price Guarantee Collateral having a principal value equal to the portion of the Excess Copies Price proposed to be paid in that manner, which amount shall be as close to 42 % of the Excess Copies Price as possible taking into account the denominations of the principal amount of the Bonds or other Guarantee Collateral but which shall not, in any event, exceed 42% of the Excess Copies Price; and


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(ii) cash for the balance of such portion of the Purchase Price which shall not, in any event, be less than 5 8 % of the Excess Copies Price;

which combination of cash, Direction and delivery of the Bonds or other Guarantee Collateral shall be accepted by Owner as full payment and satisfaction of Distributor's obligation to Owner with respect to payment for Excess Copies under this section 6. 1 (a) and in such circumstances the Owner and any assignee of the Owner shall be deemed to have consented to the release of such Guarantee Collateral from that Securities Pledge Agreement entered into between the Owner and On-Line on September 17, 1997. Distributor covenants with Owner that it will, and will cause On-Line to, do all things necessary to facilitate the transfer of Guarantee Collateral to Owner.

After the Cumulative Minimum number of Copies shall have been purchased, the Distributor shall pay the Excess Copies Price for any Excess Copies by Cash.

6.2 (a) On each Instalment Date Distributor shall pay an Instalment to Owner or its nominee as an advance against the payment of the portion of the Purchase Price due under section 6. 1 (a) hereof.

     (b) If the sum of the Instalments paid by Distributor to Owner during a particular calendar year exceeds the amount calculated and due pursuant to section 6. 1 (a) for such year, then the excess shall be refunded within 30 days following the end of the year by the Owner to the Distributor.

     (c) If the sum of the Instalments, paid by Distributor to Owner during a particular calendar year is less than the amount calculated and due pursuant to section 6. 1 (a) for such year, then the difference shall be paid within 30 days following the end of such year by Distributor to Owner or its nominee in accordance with section 6.1 hereof.

     (d) Notwithstanding the definition of Instalment in section 1.1 hereinabove, the amount of the Instalment due on December 8, 1997 shall be $9,182, on June 8, 1998 shall be $20,436 and on December 8, 1998 shall be $20,436.

7.   NON-COMTETITION

     Distributor shall not, and shall obtain the written agreement of any other sub-distributors appointed hereunder that they shall not, market in any manner, develop or sell any products which are competitive with the Product in the Distribution Territory for the Field of Use.

8.   REPORTING

     Distributor shall furnish to Owner semi-annual reports containing a statement in reasonable detail setting forth all gross receipts from Distributor's, the Sub-Distributor's and any other sub-distributor's sales of Copies within the Distribution Territory, the number of Copies sold and the Average Sale Price thereof. The report shall be provided by Distributor not later than July 30 and January 30 of each year with the first such report due January 30, 1998. Each report to be delivered on July 30 each year may be in summary form. If Distributor, Sub


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Distributor or any sub-distributor have no sales during such period, Distributor shall so state in such report.

9.   OBLIGATION TO PROTECT COPYRIGHT AND TRADEMARKS

     Distributor hereby acknowledges and will require the Sub-Distributor to acknowledge that Owner owns the Product at all times including all intellectual property rights and copyrights associated therewith. Copies shall be sold to Distributor on condition that Distributor shall at all times protect the interest of Owner in the Product. Owner shall have the right to review all
standard   form   contracts  to  be  entered  into  between   Distributor,   the
Sub-Distributor and the End User and to require such changes as Owner may reasonably request so as to protect the ownership interests of Owner in the Product.

     Owner shall have the right to take any action it deems necessary to protect its intellectual property rights in the Product, including filing lawsuits in the event of infringement and filing for copyright and trademark registrations. If Owner fails to take any action regarding any alleged infringement of the rights of Owner in the Product, Distributor may, at its own expense, take such action after having obtained the written consent of Owner, which consent shall not be unreasonably withheld.

10.  APPOINTMENT OF ADDITIONAL SUB-DISTRIBUTORS

     Distributor and On-Line shall have the right to appoint additional sub-distributors only as set forth in the Sub-Distribution Agreement, provided that any such sub-distributors shall distribute Copies subject to and in accordance with the terms of written sub-distribution agreements which terms shall not be inconsistent with the terms of this Agreement including, without limitation, the provisions of sections 7 and 9.

11.  USE OF INDEPENDENT CONTRACTORS

     Distributor shall, at its expense and to the extent permitted in the Sub-Distribution Agreement, have the right to use independent contractors to perform such work as in its opinion may be convenient or necessary for the maintenance, marketing, promoting and distribution of Copies, including computer programmers, technicians? systems consultants, marketing consultants and business consultants.

12.  BUSINESS PLAN

     Distributor agrees to provide Owner with an annual business plan and marketing budget (the "Business Plan") by the 31st day of January in each year. In respect of the year ended December 31, 1997, the Business Plan will be the business plan previously submitted to Owner (the "Initial Business Plan"). Each Business Plan shall set forth, among other things, the anticipated sales of Copies (broken down by product category) including -the prices at which such
Copies and services shall be sold or provided by Distributor or any sub-distributor to End-Users (the "List Prices"). Each Business Plan (other than the Initial Business'Plan) shall specifically indicate and describe changes from the previous Business Plan including, - without- limiting the generality of the foregoing, planned or anticipated changes in the price of Copies and a


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comparison of the results  achieved in the year just  completed with the results that had been anticipated for that year in the Business Plan for that year. Within 30 days of receipt of a Business Plan, Owner, acting reasonably, may suggest revisions to the Business Plan and Distributor will use its reasonable best efforts to accommodate such suggested revisions. At the request of Owner, acting reasonably, a representative of management for Distributor will attend at Owner's offices to discuss the Business Plan.

13.  TERM

     This agreement shall become effective upon its execution by the parties hereto and, unless terminated earlier in accordance with the provisions of paragraph 14 hereof, shall remain in effect until December 28, 2007. Provided that the Cumulative Minimum number of Copies have been purchased by Distributor in accordance herewith, Distributor shall have the right to renew this Agreement for a further 10 years upon the terms and conditions in existence at the end of the term of this Agreement, such right of renewal to be exercised by giving Owner at least 60 days' prior written notice.

14.  EARLY TERMINATION

     Owner may terminate this agreement upon 30 days' prior written notice to Distributor in the event that:

     14.1 Distributor or On-Line is declared bankrupt or becomes an insolvent person, makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors;

     14.2 Distributor or On-Line takes steps to wind-up, dissolve or liquidate, except for internal corporate reorganizations, mergers or shareholder reorganizations, or otherwise ceases to function as a going concern or is prevented from performing its duties hereunder for a period greater than 30 days;

     14.3 a trustee, receiver, receiver and manager or other custodian (interim or permanent) of any of the assets of Distributor or On-Line is appointed by private instrument or by court order or if any execution, sequestration, or other analogous process of any court becomes enforceable against Distributor or OnLine or the assets of either or if distress or process is made against the assets or any part thereof of Distributor or On-Line, unless within 30 days of such occurrence such process has been discharged;

     14.4 Distributor or On-Line ceases to carry on the business carried on by it pursuant to this Agreement at the date hereof for a period of one year; or

     14.5 Distributor does not comply with section 8 hereof within the time prescribed therein for reasons other than events or occurrences beyond the reasonable control of the Distributor which have not been caused by Distributors' negligence and which Distributor was unable to prevent or provide against by the exercise of reasonable diligence (including, for example, an act of God, war, insurrection,


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     industrial  disturbance,  government restraint or unusually severe weather)
     provided that no  termination  shall occur as the result of such failure if
     such  failure  is  cured  before  the  30th  day   following  the  date  of
     notification by Owner to Distributor of the failure to comply with section 8 hereof.

     14.6 Distributor fails to pay the Excess Copies Price within 30 days after the end of a calendar year in circumstances where the Distributor has ordered asfd paid for the Cumulative Minimum number of Copies, provided that no termination shall occur as the result of such failure if such failure is cured before the 30th day following the date of notification by Owner to Distributor of such failure.

     14.7 Distributor fails to pay the portion of the Excess Copies Price that is payable in cash within 30 days after the end of a calendar year, provided that no termination shall occur as the result of such failure if such failure is cured before the 30th day following the date of notification by Owner to Distributor of such failure.

Upon any such early termination: (a) the Purchase Price for the Cumulative Minimum number of Copies and any Excess Copies calculated at such time less the total of the Purchase Price paid by Distributor to Owner for Copies and Instalments received in respect of the calendar year in which such event occurs prior to such time shall be paid by Distributor to Owner forthwith; (b) Distributor shall, if directed by Owner, assign all of its rights under the Sub-Distribution Agreement to Owner and shall execute and deliver such further and other assurances and do or cause to be done all such acts and things as may be necessary to give effect to such assignment; and (c) Owner shall have the right to assume or to direct any affiliate of Owner to assume any of the obligations of Distributor under the Sub-Distribution Agreement.

15.  FAILURE TO MEEET MEWvfUMS

15.1 If Distributor does not otherwise order and pay for at least the applicable Annual Minimum number of Copies within 30 days of the end of any calendar year (such end date called the "Annual Due Date") during the term of this Agreement, then Distributor shall automatically be deemed to have ordered such Copies on the Annual Due Date and payment for same shall be effected by Owner applying Guarantee Collateral equal in value to the amount of the Purchase Price (excluding Cost of Manufacturing) which remains unpaid provided that in such instance Owner shall first apply any interest monies forming part of the Guarantee Collateral to such payment before applying any of the Bonds to such payment.

15.2 If Distributor does not pay an Instalment on or before the relevant Instalment Date, then such Instalment shall be deemed to have been paid on the Instalment Date by the Owner applying Guarantee Collateral equal in value to the amount of the Instalment which remains unpaid provided that in such instance the Owner shall only apply interest monies forming part of the Guarantee Collateral to such payment.

15.3 If Distributor does not order and pay for the Cumulative Minimum number of Copies within 30 days of the earlier of the end of the term of this Agreement or December 28, 2007 (the "Cumulative Due Date") (whether arising upon early termination or otherwise), then Distributor shall be deemed to have ordered such number of copies on the Cumulative Due Date


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and payment for same shall be effected by Owner  applying  Guarantee  Collateral equal in value to the amount of the Purchase Price (excluding Cost of Manufacturing) for the Cumulative Minimum number of Copies which remains unpaid.

15.4 If Distributor does not pay the Excess Copies Price within 30 days of the end of any calendar ear during the term of this Agreement, then, in circumstances where the Distributor has not as yet ordered and paid for the Cumulative Minimum number of Copies under this Agreement, payment under Section
6. 1(i) shall be effected by Owner applying Guarantee Collateral equal in face value or principal amount to the amount of such portion of the unpaid Excess Copies Price. Owner shall be entitled to enforce payment of the balance of the Excess Copies Price in accordance with remedies and rights otherwise available to him from time to time.

15.5 Deemed payment by the Distributor in the manner provided in sections 15.1, 15.2, 15.3 or 15.4 shall be accepted by Owner in full payment and satisfaction of Distributor's obligations to Owner in respect of such payments to the extent of the amount of Guarantee Collateral so applied.

15.6 Failure of Distributor to pay an Instalment on or before the relevant Instalment Date shall not result in the termination of this Agreement or the loss of the exclusive distribution rights by Distributor.

16. APPOINTMENT OF ADDITIONAL SUB-DISTRIBUTORS

     Owner shall not have the right to appoint additional distributors in respect of the Product during the tenn of this Agreement in the Distribution Territory.

17.  RIGHT TO INSPECT

     Owner may at any time, at its own expense, inspect and audit Distributor's financial and other records solely in respect of activities contemplated hereby. Such inspection shall be made at Distributor's offices, unless otherwise agreed by Distributor. A maximum of one such inspection may be made annually.

18.  DISCLAIMER

     EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, OWNER MAKES NO FURTHER REPRESENTATIONS OR WARRANTIES, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY CONDITION OR WARRANTY OF MERCHANTABLE QUALITY OF COPIES OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. IN NO EVENT WILL OWNER BE LIABLE FOR (i) DAMAGES CAUSED BY DISTRIBUTOR'S OR ANY SUB-DISTRIBUTOR'S FAILURE TO PERFORM ITS COVENANTS AND RESPONSIBILITIES TO THIRD PARTIES, BY REASON OF OWNER'S NEGLIGENCE OR OTHERWISE;
(ii) DAMAGES CAUSED BY REPAIRS OR ALTERATIONS DONE BY DISTRIBUTOR OR ANY SUB-DISTRIBUTOR WITHOUT

OWNER'S WRITTEN APPROVAL; (iii) DAMAGES DUE TO DETERIORATION DURING PERIODS OF STORAGE BY DISTRIBUTOR, SUB-DISTRIBUTORS OR END USERS; (iv) LOST DATA; OR (v) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES. DISTRIBUTOR SHALL INDEMNIFY OWNER AGAINST ALL SUCH CLAIMS ASSERTED BY THIRD PARTIES AS A RESULT OF DISTRIBUTOR'S OR ANY SUB-DISTRIBUTOR'S ACTS OR OMISSIONS. DISTRIBUTOR WILL CO-OPERATE WITH OWNER AND UNDERTAKE NECESSARY ACTION (INCLUDING ACTION WITH RESPECT TO SUBDISTRIBUTORS, IF APPROPRIATE) REQUIRED BY APPLICABLE LAWS AND REGULATIONS TO ENSURE THAT OWNER'S LIMITS OF RESPONSIBILITY AS SET FORTH ABOVE ARE VALID AND ENFORCEABLE AGAINST WHOMEVER THEY ARE APPLICABLE. DISTRIBUTOR WILL IMMEDIATELY INFORM OWNER AS SOON AS DISTRIBUTOR BECOMES AWARE OF LIABILITY CLAIMS BY A THIRD PARTY WITH RESPECT TO COPIES. OWNER'S LIABILITY FOR DAMAGES TO DISTRIBUTOR FOR ANY CAUSE, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED THE AGGREGATE PRICE PAID FOR COPIES UNDER THIS AGREEMENT WHICH CAUSED THE DAMAGES OR ARE THE SUBJECT OF THE CLAIM.

19.  NOTICES

     The addresses for delivery of notices to each party are as follows:  to the
Owner:

Purchaser
Vancouver, B. C.
V6K 1G7 to Distributor:

On-Line Distributing Inc.
Suite 208, 2323 Boundary Road
Vancouver, British Columbia V5M 4V8

Attention: Mr. Aerock Fox
Telecopy No.: (604)205-5134

Unless otherwise expressly provided in this Agreement, any notice, request, direction, consent, waiver, extension, agreement or other communication that is or may be given or made hereunder shall be in writing and either personally delivered to the addressee or to a responsible officer of the addressee or sent by courier or facsimile transmission. The parties hereto may change their respective address for notice given in the manner aforesaid. Any notice given by facsimile transmission shall be deemed to have been received on the next business day after transmission. Any notice given by personal delivery shall be deemed to have been received on the business day on which it is delivered and left with the recipient or a responsible officer of the recipient at the recipient's address for notice.

20.  GOVERNING LAW

     This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia without regard to conflict of laws provisions, and a non-exclusive venue for any action or proceeding shall be in Vancouver, British Columbia. The parties hereto agree to be subject to the non-exclusive jurisdiction of such British Columbia courts as to the enforcement of the provisions of this Distribution Agreement. The prevailing party in any action brought to enforce the provisions of this Distribution Agreement shall be entitled to recover its reasonable attorneys fees and costs.

21.  RELATIONSHIP OF PARTIES

     Nothing in this agreement shall constitute any of the parties the partner or join t venturer or agent of another and the relationship of Distributor to Owner shall be that of an independent contractor only.

22.  ASSIGNMENT

22.1 Distributor may not assign this Agreement or any of its interests herein without the written consent of Owner, such consent not to be unreasonably withheld; provided, however, that any amalgamation, other than one which does not result in a change of control of Distributor, shall be considered an assignment for the purposes of this Section 22.1.

22.2 Owner may assign this Agreement to any person who purchases the Product from Owner and agrees to be bound by the obligations of Owner hereunder and under the Asset Purchase Agreement without the consent of Distributor.

23.  CURRENCY

All dollar amounts noted herein are represented in Canadian currency.

24.  SEVERABILITY

     If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

25.  BENEFIT OF AGREEMENT

     This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and other legal representatives, successors and assigns.

26.  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto.

27.  AMENDNIENTS

     No amendments to this agreement will be valid or binding unless set forth in writing and duly executed by both of the parties hereto.

28.  WAIVER

     No waiver of any breach of any provision of this agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in writing in the written waiver, will be limited to the specific breach waived.

29.  ARBITRATION PROCEDURE

     The parties shall attempt to settle all disputes arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual co-operation. If those attempts to resolve a dispute within a reasonable time, then such dispute shall be referred to and finally resolved by binding arbitration. The place of any arbitration conducted hereunder shall be Vancouver, British Columbia. The number of arbitrators shall be one. Distributor and Owner shall use their reasonable best efforts to agree promptly, in light of the time periods provided in paragraph 6 hereof, on the appointment of the arbitrator, failing which Distributor and Owner shall arrange jointly for an arbitrator to be appointed by The British Columb*

International Commercial Arbitration Centre. Any arbitration hereunder shall be conducted in accordance with the laws of the Province of British Columbia and Canada applicable therein. The costs of any arbitration hereunder shall be borne equally by the parties hereto.

30.  EXECUTION

     This Agreement may be executed in counterparts and delivered by facsimile copy by any one of the parties. Each executed counterpart shall be deemed to be an original and such counterparts shall together constitute one and the same agreement.

     IN W`ITNESS WHEREOF the parties hereto have executed this agreement.



------------------------
PURCHASER

ON-LINE DISTRIBUTING INC.

Per:
    ---------------------

Authorized Signatory

                                    SCHEDULES

A.   Program Description and Field of Use

B.   Distribution Territory

C.   Direction

                                  SCHEDULE "A"

                      PROGRAM DESCRIPTION AND FIELD OF USE

     The MailCard is an applications software computer program. It -consists of copyrightable sequences of computer instructions that enable its customers to effectively access their personal mail boxes by way of an application program that resides on a floppy disk, thereby allowing the user to access his or her e-mail from any location with a PC or Windows PC computer and a modem and IDP. The Program is an integrated and sophisticated product that focuses on providing e-mail services to a wide range of users, including those who do not own a computer or have IDP service. The Program may be customized to accommodate niche markets. The Program is capable of running from either a floppy disk or a hard drive. It is self contained and self running, having configuration information (i.e. the "ini" files) stored within the application to allow it to be moved easily between computers. The Program consists of approximately 15,000 lines of Pascal computer code.

The Field of Use is:

i) Mail Card use by individuals and companies in the TV and motion picture industry worldwide;

ii) MailCard use by individuals and companies in the trucking industry worldwide;

iii) MailCard use by individuals and companies that are clients of companies in the financial services industry worldwide;

iv) MailCard use by individuals and companies that are customers of companies in the convenience store and chain retail store industry worldwide;

v) MailCard use by individuals and companies in the field of education, including schools and universities, worldwide;

vi) MailCard use by members of the general public for general non-industry specific uses, accessing e-mail through public access facilities to be found at financial institutions, convenience stores, chain retail stores, markets, gas stations, restaurants, cyber cafes, etc.; and

vii) MailCard use provided by large and medium size corporations for their employees, customers or clients.

                                  SCHEDULE"B",

                             DISTRIBUTION TERRITORY

Canada:        Quebec
USA:           North Dakota, South Dakota, Nebraska, Minnesota, Iowa, Wisconsin,
               Michigan,  Montana,  Ohio, Illinois,  Indiana,  Nevada,  Arizona,
               Utah, Wyoming,  Colorado, New Mexico, Oregon, Idaho,  Washington,
               Alaska and Hawaii.
Australasia, other than Australia and New Zealand

                                  SCHEDULE "C"


                              IRREVOCABLE DIRECTION

TO:


You are hereby  irrevocably  authorized  and directed to release  bonds having a
face value of $       (the "Bonds") from the Securities Pledge Agreement entered into between the undersigned and you dated September 17, 1997 and to apply the Bonds to your account, or an account designated by you, in full satisfaction of the obligations of On-Line Distr ibuting Inc. existing as of the date hereof to otherwise pay to you a portion of the Excess Copies Price in an amount equal to the cash equivalent of the face value of the Bonds pursuant to the Distribution Agreement dated September 17, 1997 between On-Line Distributing Inc. and you.

DATED at Vancouver, British Columbia, this     day of       19

ON-LINE FILM SERVICES INC.

Per:                                  (C/S)

Authorized Signatory